Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of August 8, 2025, is by and among Safety Shot, Inc., a Delaware corporation with offices located at 1061 E. Indiantown Rd., Ste 110, Jupiter, FL 33477 (the “Company”), and Lucky Dog Holdings, an exempted company incorporated in the Cayman Islands with its registered office located at Harneys Fiduciary (Cayman) Limited, 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman KY1-1002, Cayman Islands (“Buyer”).

RECITALS

A. The Company and Buyer are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”), and Rule 506(b) of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the 1933 Act.

B. The Company has authorized 1,000,000 shares of blank check preferred stock, $0.001 par value per share (“Preferred Stock”), of which 39,933 shares of Series A Convertible Preferred Stock (the “Series A Preferred Stock”) have been issued as at the date hereof and 7,212 shares of Series B Convertible Preferred Stock (the “Series B Preferred Stock”) have been issued as of the date hereof. The Company also has authorized the creation of a new series of Preferred Stock, namely, a series of convertible preferred stock designated as Series C Convertible Preferred Stock, par value $0.001 per share (the “Series C Preferred Stock”). The terms governing the Series C Preferred Stock will be as set forth in the certificate of designation for such series of Preferred Stock, which is in the form attached hereto as Exhibit A (the “Certificate of Designation”). The Certificate of Designation provides, among other things, that the Series C Preferred Stock shall be convertible into shares of common stock, par value $0.001 per share, of the Company (“Common Stock”) as further provided therein.

C. The Company is authorized to file the Certificate of Designation with the Secretary of State of Delaware, promptly after the execution of this Agreement. Such filing is referred to herein as the “Filing Event.” The Filing Event shall occur on the date hereof, promptly after the execution of this Agreement, and shall be deemed to have been completed upon the issuance of a filing receipt by the Delaware Secretary of State. The parties may extend the date of the Filing Event by mutual written consent.

D. Buyer wishes to purchase, and the Company wishes to sell, at the Closing (as defined below), immediately after the Filing Event and upon the terms and conditions stated in this Agreement, at the price of $25,000,000, (i) 35,000 shares of the Series C Preferred Stock (the “Preferred Stock Shares”) with each such Preferred Stock Share having a stated value of $1,000 per share. Each share of Series C Preferred Stock shall be convertible into such number of shares of Conversion Shares, subject to adjustment as set forth hereunder, being the result of dividing the Stated Value by the Conversion Price. The Conversion Price shall be the lower of the closing price on the Filing Date and the prior average five day closing price immediately preceding the Filing Date the shares of Common Stock issuable pursuant to the terms of the Certificate of Designation, including, without limitation, upon conversion or otherwise, collectively, the “Conversion Shares”), in accordance with the terms of the Certificate of Designation.

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E. The Company will issue to Buyer the Preferred Stock Shares immediately after the Filing Event on the date hereof.

F. The Preferred Stock Shares and the Conversion Shares are collectively referred to herein as the “Securities.”

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Buyer hereby agree as follows:

1. PURCHASE AND SALE OF SECURITIES.

(a) Purchase of Securities. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, and immediately after the Filing Event, the Company shall issue and sell to Buyer, and Buyer agrees to purchase from the Company the Preferred Stock Shares as set forth herein (the “Closing”).

(b) Closing. The Closing of the purchase of the Preferred Stock Shares by the Buyer shall take place on the date hereof, immediately after the Filing Event. The date of the Closing is referred to as the “Closing Date”.

(c) Purchase Price. The aggregate purchase price for the Preferred Stock Shares to be purchased by Buyer (the “Purchase Price”) shall be Twenty Five Million United States Dollars ($25,000,000). The Purchase Price shall be paid in the form of BONK tokens (the “Consideration Tokens”), based on the closing price of BONK tokens (“BONK Tokens”) as of one (1) calendar day prior to the Closing Date as shown on coinmarketcap.com.

(d) Closing Mechanics. On the date hereof, and immediately after the Filing Event, the Company shall deliver to the Buyer (i) the Preferred Stock Shares, duly authorized by the Company and registered in the name of Buyer or its designee(s). On or before August 11, 2025 (the “Tokens Payment Deadline”), Buyer shall pay the Purchase Price to the Company for the Preferred Stock Shares issued to Buyer, by transfer and delivery of the Consideration Tokens constituting the Purchase Price to the custodian wallet account (the “Tokens Account”) designated and controlled by the Board of Directors (as defined below) with the details and access to the Tokens Account to be provided by the Buyer to the Board of Directors on or before the Tokens Payment Deadline.

(e) Designation of Directors. The holders of shares of Series C Convertible Preferred Stock, in addition to any other voting rights available to such holders, shall be entitled to elect the number of directors to the Board as provided in Section 4(b)(i) of the Certificate of Designation (each a “Preferred Director”). Each Preferred Director shall be entitled to receive the same directors’ fees or stipends as are paid by the Company to any other non-employee director of the Company. In addition, all reasonable and documented out-of-pocket expenses of each Preferred Director incurred in connection with attending regular and special board meetings, any meeting of any board committee, and any other meeting or activity attended or taken on behalf of or for the benefit of the Company or its subsidiaries shall be promptly paid by the Company upon request by such Preferred Director (or Buyer).

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2. BUYER’S REPRESENTATIONS AND WARRANTIES.

Buyer represents and warrants to the Company with respect to only itself that, as of the date hereof and as of the Closing Date:

(a) Organization; Authority. Buyer is an entity duly incorporated, validly existing and in good standing under the laws of the Cayman Islands with the requisite power and authority to enter into and to consummate the Transactions (defined below) contemplated by the Transaction Documents (as defined below) to which it is a party and otherwise to carry out its obligations hereunder and thereunder.

(b) No Public Sale or Distribution. Buyer (i) is acquiring the Preferred Stock Shares, (ii) upon conversion of the Preferred Stock Shares will acquire the Conversion Shares issuable upon conversion thereof for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof in violation of applicable securities laws, except pursuant to sales registered or exempted under the 1933 Act; provided, however, by making the representations herein, Buyer does not agree, or make any representation or warranty, to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to an effective registration statement or an exemption from registration under the 1933 Act. Buyer does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities in violation of applicable securities laws. For purposes of this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and any Governmental Entity (as defined below) or any department or agency thereof.

(c) Accredited Investor Status. Buyer is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

(d) Reliance on Exemptions. Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of Buyer to acquire the Securities.

(e) Information. Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities that have been requested by Buyer. Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by Buyer or its advisors, if any, or its representatives, shall modify, amend or affect Buyer’s right to rely on the Company’s representations and warranties contained herein. Buyer understands that its investment in the Securities involves a high degree of risk. Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

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(f) No Governmental Review. Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(g) Transfer or Resale. Buyer understands that: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) Buyer shall have delivered to the Company (if requested by the Company) an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) Buyer provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the 1933 Act (or a successor rule thereto) (collectively, “Rule 144”); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144, and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC promulgated thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. Notwithstanding the foregoing, the Securities may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities and such pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Buyer effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document (as defined in Section 3(b)), including, without limitation, this Section 2(g). The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by the Buyer.

(h) Validity; Enforcement. This Agreement and the Transaction Documents to which Buyer is a party has been duly and validly authorized, executed and delivered on behalf of Buyer and shall constitute the legal, valid and binding obligations of Buyer enforceable against Buyer in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

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(i) No Conflicts. The execution, delivery and performance by Buyer of this Agreement and each of the Transaction Documents to which Buyer is a party and the consummation by Buyer of the Transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of Buyer, or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which Buyer is a party (after giving effect to any amendments, waivers or consents from Buyer (or its affiliates) provided on or prior to the Closing), or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to Buyer.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

Except as set forth in the disclosure schedule(s) delivered by the Company to the Buyer simultaneously with the execution of this Agreement (the “Disclosure Schedule(s)”), the Company represents and warrants to the Buyer that each of the representations and warranties set forth in this Section 3 is true and correct as of the date of this Agreement and as of the Closing Date, respectively (or, if such representations and warranties are made with respect to a certain date, as of such date). The Company’s representations and warranties shall remain true and correct during the period from the date of this Agreement to the Closing Date, during which if the Company finds any of the representations or warranties become untrue or incorrect, it shall inform the Buyer in writing promptly. The parties hereto agree that any reference to a particular schedule shall be deemed to be an exception to the representations and warranties of the relevant part(ies) that are contained in the corresponding section of this Agreement only; provided that where it is apparent on the face of a disclosure under a particular schedule that such disclosure is relevant to the matters described under any other sections of this Agreement, such disclosure may also be deemed to be relevant to such other sections. References to schedules in this Section 3 shall, unless otherwise provided, be to the Disclosure Schedules:

(a) Organization and Qualification. Each of the Company and each of its Subsidiaries (as defined below) are entities duly organized and validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authority to own their properties and to carry on their business as now being conducted and as presently proposed to be conducted, including without limitation the adding and holding of BONK Tokens in its treasury.

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(b) Authorization; Enforcement; Validity. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of this Agreement and the other Transaction Documents by the Company, and the consummation by the Company of the Transactions contemplated hereby and thereby (including, without limitation, the issuance of the Preferred Stock Shares and the reservation of Common Stock for issuance and issuance of the Conversion Shares issuable upon conversion of the Preferred Stock Shares have been (and, in the case of the issuance of the Preferred Stock Shares will, immediately after the Filing Event, be), duly authorized by the Company’s board of directors (the “Board of Directors”) as constituted as of a time prior to the execution of this Agreement and prior to the Filing Event, and (other than the filing of (i) the Certificate of Designation with the Delaware Secretary of State, (ii) a Schedule 14A with the SEC in connection with the Stockholder Approval (as defined below), (iii) a Form D with the SEC, (iv) a listing application with the Trading Market and (v) any other filings as may be required by any state securities agencies) no further filing, consent or authorization is required by the Company, the Board of Directors or its stockholders or other governing body to consummate the Transactions (as defined below). This Agreement has been, and the other Transaction Documents (as defined below) to which it is a party will be, prior to the Closing, duly executed and delivered by the Company, and each constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law. In addition, the Company shall hold a special meeting of stockholders (which may also be at the annual meeting of stockholders) at the earliest practicable date after the date hereof, but in no event later than sixty (60) days after the Closing Date for the purpose of obtaining Stockholder Approval, with the recommendation of the Company’s Board of Directors that such proposal be approved, and the Company shall solicit proxies from its stockholders in connection therewith in the same manner as all other management proposals in such proxy statement and all management-appointed proxyholders shall vote their proxies in favor of such proposal. Within ten (10) Business Days following the Closing Date, the Company shall file with the Commission a preliminary proxy statement to request for the purpose of obtaining Stockholder Approval, and the Company shall use its best efforts to obtain such Stockholder Approval. “Stockholder Approval” means such approval as may be required by the applicable rules and regulations of the Nasdaq Stock Market (or any successor entity) from the stockholders of the Company, holding the requisite number of the Company’s voting shares that are needed to approve the following: (i) the approval of an increase in the authorized number of shares of Common Stock to ensure that the number of authorized shares is sufficient to meet the Required Reserve Amount; (ii) the approval of the Transactions as contemplated by the Transaction Documents (as defined below); (iii) the approval of the Transactions as a change of control and as an issuance greater than the Exchange Cap (as defined below) pursuant to Nasdaq Listing Rules 5635(b) and 5635(d) under the Nasdaq 20% rule for purposes of compliance with Nasdaq rules; and (iv) such other approvals as are necessary or desirable in connection with the Transactions. “Exchange Cap” means the Trading Market’s limitation against Buyer’s acquisition of shares of Common Stock pursuant to the Transaction Agreements, to the extent that after giving effect thereto, the aggregate number of shares of Common Stock that would be issued pursuant to the Transaction Agreements and the Transactions contemplated thereby would exceed 19.99% of the number of shares of Common Stock issued and outstanding immediately prior to the execution of this Agreement, which number of shares would be reduced, on a share-for-share basis, by the number of shares of Common Stock issued or issuable pursuant to any transaction or series of transactions that may be aggregated with the transactions contemplated by this Agreement under applicable rules of the Trading Market. Prior to the Closing, the Transaction Documents to which each Subsidiary is a party will be duly executed and delivered by each such Subsidiary, and shall constitute the legal, valid and binding obligations of each such Subsidiary, enforceable against each such Subsidiary in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law. “Transaction Documents” means, collectively, this Agreement, the Certificate of Designation, the Written Consent (as defined below) and the Irrevocable Transfer Agent Instructions (as defined below) and each of the other agreements and instruments entered into or delivered by any of the parties hereto in connection with the Transactions contemplated hereby and thereby, as may be amended from time to time. “Transactions” means the transactions contemplated by the Transaction Documents. The Company represents and warrants that no approval or authorization in connection with the Transactions is required by the boards of directors of its Subsidiaries.

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(c) Issuance of Securities. The issuance of the Preferred Stock Shares immediately after the Filing Event have been duly authorized, and upon issuance thereof in accordance with the terms of the Transaction Documents shall be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, mortgages, defects, claims, liens, pledges, charges, taxes, rights of first refusal, encumbrances, security interests and other encumbrances (collectively “Liens”) with respect to the issuance thereof. As of the Closing, the Company shall have reserved from its duly authorized capital stock not less than the Required Reserve Amount (as defined below). Upon issuance upon conversion in accordance with the Preferred Stock Shares, the Conversion Shares will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights or Liens with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. Subject to the accuracy of the representations and warranties of the Buyer in this Agreement, the offer and issuance by the Company of the Securities is exempt from registration under the 1933 Act.

(d) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the Transactions contemplated hereby and thereby (including, without limitation, the filing of the Certificate of Designation, the issuance of the Preferred Stock Shares immediately after the Filing Event, the issuance of the Conversion Shares and the reservation for issuance of the Conversion Shares) will not (i) result in a violation of the Articles of Incorporation (as defined below) (including, without limitation, any certificate of designation contained therein), Bylaws (as defined below), certificate of formation, memorandum of association, articles of association, bylaws or other organizational documents of the Company or any of its Subsidiaries, (ii) violate, result in any triggering or acceleration of any rights of any holder of any capital stock, stock option, warrant or other securities of the Company or any of its Subsidiaries, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, foreign, federal and state securities laws and regulations and the rules and regulations of the Nasdaq Capital Market (the “Trading Market”) and including all applicable foreign, federal and state laws, rules and regulations) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected.

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(e) Consents. The Company is not required to obtain any consent from, authorization or order of, or make any filing or registration with (other than the filing of (i) the Certificate of Designation with the Delaware Secretary of State, (ii) a Schedule 14A with the SEC in connection with the Stockholder Approval, (iii) a Form D with the SEC, (iv) a listing application with the Trading Market and (v) any other filings as may be required by any state securities agencies), any Governmental Entity (as defined below) or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its respective obligations under or contemplated by the Transaction Documents, in each case, in accordance with the terms hereof or thereof. The Company is not aware of any facts or circumstances which might prevent the Company or any of its Subsidiaries from obtaining or effecting any of the registration, application or filings contemplated by the Transaction Documents. The Company is not in violation of the requirements of the Trading Market and has no knowledge of any facts or circumstances which could reasonably lead to delisting or suspension of the Common Stock in the foreseeable future. “Governmental Entity” means any nation, state, county, city, town, village, district, or other political jurisdiction of any nature, federal, state, local, municipal, foreign, or other government, governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal), multi-national organization or body; or body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature or instrumentality of any of the foregoing, including any entity or enterprise owned or controlled by a government or a public international organization or any of the foregoing, including, without limitation, the SEC.

(f) Acknowledgment Regarding Buyer’s Purchase of Securities. The Company acknowledges and agrees that the Buyer is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the Transactions contemplated hereby and thereby and that the Buyer is not (i) an officer or director of the Company or any of its Subsidiaries, (ii) an “affiliate” (as defined in Rule 144) of the Company or any of its Subsidiaries or (iii) to its knowledge, a “beneficial owner” of more than 10% of the shares of Common Stock (as defined for purposes of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “1934 Act”)). The Company further acknowledges that the Buyer is not acting as a financial advisor or fiduciary of the Company or any of its Subsidiaries (or in any similar capacity) with respect to the Transaction Documents and the Transactions contemplated hereby and thereby, and any advice given by the Buyer or any of its representatives or agents in connection with the Transaction Documents and the Transactions contemplated hereby and thereby is merely incidental to Buyer’s purchase of the Securities. The Company further represents to the Buyer that the Company’s and each Subsidiary’s decision to enter into the Transaction Documents to which it is a party has been based solely on the independent evaluation by the Company, each Subsidiary and their respective representatives.

(g) No General Solicitation. Neither the Company, nor any of its Subsidiaries or affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for Persons engaged by the Buyer or its investment advisor) relating to or arising out of the Transactions contemplated hereby.

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(h) No Integrated Offering. None of the Company, its Subsidiaries or any of their affiliates, nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the issuance of any of the Securities under the 1933 Act, whether through integration with prior offerings or otherwise, or cause this offering of the Securities to require approval of stockholders of the Company for purposes of the 1933 Act or under any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the Trading Market or any other exchange or automated quotation system on which any of the securities of the Company are listed or designated for quotation. None of the Company, its Subsidiaries, their affiliates nor any Person acting on their behalf will take any action or steps that would require registration of the issuance of any of the Securities under the 1933 Act or cause the offering of any of the Securities to be integrated with other offerings of securities of the Company.

(i) Dilutive Effect. The Company understands and acknowledges that the number of its Common Stock will increase in certain circumstances. The Company further acknowledges that its obligation to issue the Conversion Shares pursuant to the terms of the Certificate of Designation is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

(j) SEC Documents; Financial Statements. The Company has timely filed all reports, schedules, forms, proxy statements, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof and all exhibits and appendices included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents (the “Financial Statements”) complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as in effect as of the time of filing.

(k) Conduct of Business; Regulatory Permits. Neither the Company nor any of its Subsidiaries is in violation of any term of or in default under its Articles of Incorporation, any certificate of designation, preferences or rights of any other outstanding series of preferred stock of the Company or any of its Subsidiaries or Bylaws or their organizational charter, certificate of formation, memorandum of association, articles of association, respectively. Neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing. Without limiting the generality of the foregoing, the Company is not in violation of any of the rules, regulations or requirements of the Trading Market and has no knowledge of any facts or circumstances that could reasonably lead to delisting or suspension of the Common Stock by the Trading Market in the foreseeable future. During the one year prior to the date hereof, (i) the Common Stock has been listed or designated for quotation on the Trading Market, (ii) trading in the Common Stock has not been suspended by the SEC or the Trading Market and (iii) except as provided on the Disclosure Schedule, the Company has received no communication, written or oral, from the SEC or the Trading Market regarding the suspension or delisting of the Common Stock from the Trading Market.

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(l) Sarbanes-Oxley Act. The Company and each Subsidiary is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002, as amended, and any and all applicable rules and regulations promulgated by the SEC thereunder.

(m) Equity Capitalization.

(i) Authorized and Outstanding Capital Stock. As of the date hereof and as set forth on the Disclosure Schedule, the authorized capital stock of the Company consists of (A) 250,000,000 shares of Common Stock, of which, 144,467,311 shares are issued and outstanding and 77,340,876 shares are reserved for issuance pursuant to Common Stock Equivalents (as defined below) (other than the Preferred Stock Shares) exercisable or exchangeable for, or convertible into, shares of Common Stock and (B) 1,000,000shares of Preferred Stock, 100,000 of which are Series A Preferred Stock with 39,933 shares are issued and outstanding and 100,000 of which are Series B Preferred Stock with 7,212 shares are issued and outstanding. No shares of Common Stock are held in the treasury of the Company. “Common Stock Equivalents” means any capital stock or other security of the Company or any of its Subsidiaries that is at any time and under any circumstances directly or indirectly convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any capital stock or other security of the Company (including, without limitation, Common Stock) or any of its Subsidiaries.

(ii) Existing Securities; Obligations. Except as disclosed by the Company on the Disclosure Schedule of this SPA which is consistent with the SEC Documents: (A) none of the Company’s or any Subsidiary’s assets, shares, interests or capital stock is subject to preemptive rights or any other similar rights or Liens suffered or permitted by the Company or any Subsidiary; (B) there are no outstanding convertible preferred shares, options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares, interests or capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares, interests or capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares, interests or capital stock of the Company or any of its Subsidiaries; (C) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act; (D) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; I there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; and (F) neither the Company nor any Subsidiary has any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement.

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(iii) Organizational Documents. The Company has furnished to the Buyer true, correct and complete copies of the Company’s Articles of Incorporation, as amended and as in effect on the date hereof (the “Articles of Incorporation”), and the Company’s bylaws, as amended and as in effect on the date hereof (the “Bylaws”), and the terms of all Common Stock Equivalents and the material rights of the holders thereof in respect thereto.

(n) Indebtedness. Neither the Company nor any of its Subsidiaries, except as disclosed on the Disclosure Schedule, (i) has any outstanding debt securities, notes, credit agreements, credit facilities, contingent liabilities or other agreements, documents or instruments evidencing Indebtedness of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound.

(o) Litigation. There is no action, suit, arbitration, proceeding, inquiry or investigation before or by the Trading Market, any court, public board, other Governmental Entity, self-regulatory organization or body or arbitration panel which is existing or pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, the Common Stock or any of the Company’s or its Subsidiaries’ officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as such, except as set forth on the Disclosure Schedule. No director, officer or employee of the Company or any of its subsidiaries has willfully violated 18 U.S.C. §1519 or engaged in spoliation in reasonable anticipation of litigation. Without limitation of the foregoing, there has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the SEC involving the Company, any of its Subsidiaries or any current or former director or officer of the Company or any of its Subsidiaries. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the 1933 Act or the 1934 Act. After reasonable inquiry of its employees, the Company is not aware of any fact which might result in or form the basis for any such action, suit, arbitration, investigation, inquiry or other proceeding. Neither the Company nor any of its Subsidiaries is subject to any order, writ, judgment, injunction, decree, determination or award of any Governmental Entity.

(p) No Disagreements with Accountants and Lawyers. There are no material disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed or engaged by the Company with respect to any fees owed to its accountants and lawyers which could affect the Company’s ability to perform any of its obligations under any of the Transaction Documents. In addition, on or prior to the date hereof, the Company had discussions with its accountants about its financial statements previously filed with the SEC. Based on those discussions, the Company has no reason to believe that it will need to restate any such financial statements or any part thereof.

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4. COVENANTS.

(a) Best Efforts. The Company shall use its best efforts to timely satisfy each of the covenants hereunder and conditions to be satisfied by it and/or its Subsidiaries as provided in Section 7(b)of this Agreement.

(b) Form D and Blue Sky. The Company shall file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to the Buyer promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to, qualify the Securities for sale to the Buyer at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Buyer on or prior to the Closing Date. Without limiting any other obligation of the Company under this Agreement, the Company shall timely make all filings and reports relating to the offer and sale of the Securities required under all applicable securities laws (including, without limitation, all applicable federal securities laws and all applicable “Blue Sky” laws), and the Company shall comply with all applicable foreign, federal, state and local laws, statutes, rules, regulations and the like relating to the offering and sale of the Securities to the Buyer.

(c) Reporting Status. Until the date on which the Buyer shall have sold all of the Registrable Securities (the “Reporting Period”), the Company shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would no longer require or otherwise permit such termination.

(d) Listing. The Company shall maintain listing or designation for quotation (as the case may be) of all Registrable Securities from time to time issuable under the terms of the Transaction Documents on a national securities exchange or automated quotation system. The Company shall maintain the Common Stock’s listing or authorization for quotation (as the case may be) on the Trading Market. Neither the Company, its Subsidiaries nor any of their officers or directors shall take any action which could be reasonably expected to result in the delisting or suspension of the Common Stock on the Trading Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(d).

(e) Fees. The Company shall be responsible for the payment of any applicable placement agent’s fees, financial advisory fees, transfer agent fees, DTC (as defined below) fees, or broker’s commissions (zero for this Transaction) relating to or arising out of the Transactions contemplated hereby. The Company shall pay, and hold the Buyer harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys’ fees and out-of-pocket expenses) arising in connection with any claim relating to any such payment. Except as otherwise set forth in the Transaction Documents, each party to this Agreement shall bear its own expenses in connection with the sale of the Securities to the Buyer.

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(f) Disclosure of Transactions and Other Material Information.

(i) Disclosure of Transaction.

(1) Press Release. The Company shall, on or before 9:30 a.m., New York time on the date hereof, issue a press release (the “Press Release”) approved by the Buyer in writing disclosing all the material terms of the Transactions contemplated by the Transaction Documents.

(2) Form 8-K. After the Filing Event and between 4:01p.m. and 5:29p.m., New York time, on the Closing Date, the Company shall file a Current Report on Form 8-K describing all the material terms of the Transactions contemplated by the Transaction Documents in the form required by the 1934 Act and attaching all the material Transaction Documents (including, without limitation, this Agreement (and all schedules to this Agreement), the Certificate of Designation, the “8-K Filing”). The parties shall use best efforts to disseminate the Press Release and file the 8-K Filing on the date of this Agreement. From and after the filing of the 8-K Filing, the Company shall have disclosed all material, non-public information (if any) provided to the Buyer by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents in connection with the Transactions contemplated by the Transaction Documents. In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and the Buyer or any of their affiliates, on the other hand, shall terminate, to the extent required by law.

(ii) Limitations on Disclosure. The Company shall not, and the Company shall cause each of its Subsidiaries and each of its and their respective officers, directors, employees and agents not to, provide the Buyer with any material, non-public information regarding the Company or any of its Subsidiaries from and after the date hereof without the express prior written consent of Buyer (which may be granted or withheld in Buyer’s sole discretion). In the event of a breach of any of the foregoing covenants, including, without limitation, Section 4(f)(i)(1) of this Agreement, or any of the covenants or agreements contained in any other Transaction Document, by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees and agents (as determined in the reasonable good faith judgment of Buyer), in addition to any other remedy provided herein or in the Transaction Documents, Buyer shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such breach or such material, non-public information, as applicable, without the prior approval by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees or agents. The Buyer shall not have any liability to the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees, affiliates, stockholders or agents, for any such disclosure. To the extent that the Company delivers any material, non-public information to the Buyer without Buyer’s consent, the Company hereby covenants and agrees that Buyer shall not have any duty of confidentiality with respect to, or, subject to applicable law, a duty not to trade on the basis of, such material, non-public information. Subject to the foregoing, neither the Company and its Subsidiaries shall issue any press releases or any other public statements with respect to the Transactions contemplated hereby; provided, however, the Company shall be entitled to make the Press Releases and any press release or other public disclosure with respect to such Transactions as is required by applicable law and regulations after consulting the Buyer in connection with any such press release or other public disclosure prior to its release. Without the prior written consent of the Buyer (which may be granted or withheld in Buyer’s sole discretion), the Company shall not (and shall cause each of its Subsidiaries and affiliates to not) disclose the name of Buyer in any filing, announcement, release or otherwise. Notwithstanding anything contained in this Agreement to the contrary and without implication that the contrary would otherwise be true, the Company expressly acknowledges and agrees that the Buyer shall not have (unless expressly agreed to by the Buyer after the date hereof in a written definitive and binding agreement executed by the Company and Buyer), any duty of confidentiality with respect to, or, subject to applicable law, a duty not to trade on the basis of, any material, non-public information regarding the Company or any of its Subsidiaries.

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(g) Reservation of Shares Subject to the Stockholder Approval, the Company shall file an amendment to increase the authorized shares (the “Authorized Share Increase Amendment”) with the State of Delaware, and cause the Authorized Share Increase Amendment to become effective, as soon as practicable, but in no event later than one (1) Business Day following the Stockholder Approval (“Authorized Share Increase Date”). On the Authorized Share Increase Date, the Company shall file a Form 8-K disclosing that the Authorized Share Increase Amendment has been filed with and accepted by the State of Delaware and that the Authorized Share Increase has become effective from and after the consummation of the Authorized Share Increase Date, the Company shall maintain a reserve, free of any preemptive rights, from its duly authorized shares of Common Stock for issuance pursuant to this Agreement and any Transaction Documents such amount as may then be required to fulfill its obligations in full under the Transaction Documents. If, at any date after the Authorized Share Increase Date, the number of authorized shares of Common Stock reserved for the purpose of issuance, is less than 125% of the sum of the maximum number of Conversion Shares issuable upon conversion of the Preferred Stock Shares then outstanding (assuming for purposes hereof that the Preferred Stock Shares are convertible at the Conversion Price as of such applicable date of determination) (collectively, the “Required Reserve Amount”) on such date, then the Board of Directors shall use best efforts to amend the Company’s certificate or articles of incorporation to increase the number of authorized but unissued shares of Common Stock to at least the Required Reserve Amount at such time, as soon as possible, and in any event not later than the 60th day after such date; provided, that the Company shall not be obligated to hold a meeting of its stockholders to approve such an amendment more than once in every three (3) months.

(h) Conduct of Business. The business of the Company and its Subsidiaries shall not be conducted in violation of any law, ordinance or regulation of any Governmental Entity.

(i) Negative Covenants. From the date hereof through the Closing Date, the Company shall, and shall cause its Subsidiaries to, conduct their respective business only in the ordinary course (including the payment of accounts payable and the collection of accounts receivable) consistent with past practices, and use their respective commercially reasonable efforts to preserve intact their business relationships with employees, clients, suppliers and other third parties. Without limiting the generality of the foregoing, from the date hereof until and including the Closing Date, to the extent permissible by applicable laws, without the prior written consent of the Buyer, the Company agrees, on its behalf and on behalf of its Subsidiaries, that it shall not:

(i) amend, modify or supplement its Organizational Documents other than in connection with the Stockholder Approval or otherwise pursuant to this Agreement;

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(ii) acquire any assets outside the ordinary course of business, or acquire the equity of any Person;

(iii) make any capital expenditures (individually or in the aggregate), except for in ordinary course of business consistent with past practice;

(iv) sell, lease, license or otherwise dispose of any of its assets or assets covered by any Contract except (i) pursuant to existing contracts or commitments disclosed herein and (ii) sales of inventory in the ordinary course consistent with past practice;

(v) pay, declare or promise to pay any dividends or other distributions with respect to its capital stock or share capital, or pay, declare or promise to pay any other payments; or

(vi) undertake any legally binding obligation to do any of the foregoing.

(j) Passive Foreign Investment Company. The Company shall conduct its business, and shall cause its Subsidiaries to conduct their respective businesses, in such a manner as will ensure that the Company will not be deemed to constitute a passive foreign investment company within the meaning of Section 1297 of the Code.

(k) Restriction on Redemption and Cash Dividends. So long as any Preferred Stock Shares are outstanding, the Company shall not, directly or indirectly, redeem, or declare or pay any cash dividend or distribution on, any securities of the Company without the prior express written consent of the Buyer.

(l) Conversion Procedures. The Certificate of Designation sets forth the totality of the procedures required of the Buyer in order to convert the Preferred Stock Shares. The Company shall honor conversions of the Preferred Stock Shares and shall deliver the Conversion Shares in accordance with the terms, conditions and time periods set forth in the Certificate of Designation.

(m) Regulation M. The Company will not take any action prohibited by Regulation M under the 1934 Act, in connection with the distribution of the Securities contemplated hereby.

(n) General Solicitation. None of the Company, any of its affiliates (as defined in Rule 501(b) under the 1933 Act) or any person acting on behalf of the Company or such affiliate will solicit any offer to buy or offer or sell the Securities by means of any form of general solicitation or general advertising within the meaning of Regulation D, including but not limited to: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio; and (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

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(o) Integration. None of the Company, any of its affiliates (as defined in Rule 501(b) under the 1933 Act), or any person acting on behalf of the Company or such affiliate will sell, offer for sale, or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the 1933 Act) which will be integrated with the sale of the Securities in a manner which would require the registration of the Securities under the 1933 Act or require stockholder approval under the rules and regulations of the Trading Market and the Company will take all action that is appropriate or necessary to assure that its offerings of other securities will not be integrated for purposes of the 1933 Act or the rules and regulations of the Trading Market, with the issuance of Securities contemplated hereby.

(p) Closing Documents. On the Closing Date, the Company shall deliver, or cause to be delivered, to the Buyer a complete closing set of the executed Transaction Documents, Securities and any other document required to be delivered to any party pursuant to Section 7 hereof or otherwise.

5. REGISTER; TRANSFER AGENT INSTRUCTIONS; LEGEND.

(a) Register. The Company’s transfer agent or the Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Securities), a register for the Preferred Stock Shares in which the Company’s transfer agent or the Company, as the case may be, shall record the name and address of the Person in whose name the Preferred Stock Shares have been issued (including the name and address of each transferee) and the number of Conversion Shares issuable to such Person. The Company’s transfer agent or the Company, as the case may be, shall keep the register open and available at all times during business hours for inspection of the Buyer or its legal representatives.

(b) Transfer Agent Instructions. The Company shall issue irrevocable instructions to its transfer agent and any subsequent transfer agent (as applicable, the “Transfer Agent”) in the form attached hereto as Exhibit C (the “Irrevocable Transfer Agent Instructions”) to issue certificates or credit shares to the applicable balance accounts at The Depository Trust Company (“DTC”), registered in the name of the Buyer or its respective nominee(s), for the Conversion Shares in such amounts as specified from time to time by the Buyer to the Company upon conversion of the Preferred Stock Shares. The Company represents and warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5(b), and stop transfer instructions to give effect to Section 2(g) hereof, will be given by the Company to its transfer agent with respect to the Securities, and that the Securities shall otherwise be freely transferable on the books and records of the Company, as applicable, to the extent provided in this Agreement and the other Transaction Documents. If the Buyer effects a sale, assignment or transfer of the Securities in accordance with Section 2(g), the Company shall permit the transfer and shall promptly instruct its transfer agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by Buyer to effect such sale, transfer or assignment. In the event that such sale, assignment or transfer involves Conversion Shares sold, assigned or transferred pursuant to an effective registration statement or in compliance with Rule 144, the transfer agent shall issue such shares to Buyer, assignee or transferee (as the case may be) without any restrictive legend in accordance with Section 5(d) below. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyer. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5(b) will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5(b), that the Buyer shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required. Any fees (with respect to the transfer agent, counsel to the Company or otherwise) associated with the issuance of such opinion or the removal of any legends on any of the Securities shall be borne by the Company.

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(c) Legends. The Buyer understands that the Securities have been issued (or will be issued in the case of the Conversion Shares) pursuant to an exemption from registration or qualification under the 1933 Act and applicable state securities laws, and except as set forth below, the Securities shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

(d) Removal of Legends. Certificates evidencing Securities shall not be required to contain the legend set forth in Section 5(c) above or any other legend (i) while a registration statement (including a Registration Statement) covering the resale of such Securities is effective under the 1933 Act, (ii) following any sale of such Securities pursuant to Rule 144 (assuming the transferor is not an affiliate of the Company), (iii) if such Securities are eligible to be sold, assigned or transferred under Rule 144 (provided that the Buyer provides the Company with reasonable assurances that such Securities are eligible for sale, assignment or transfer under Rule 144 which shall not include an opinion of Buyer’s counsel), (iv) in connection with a sale, assignment or other transfer (other than under Rule 144), provided that Buyer provides the Company with an opinion of Buyer’s counsel, in a generally acceptable form, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable requirements of the 1933 Act or (v) if such legend is not required under applicable requirements of the 1933 Act (including, without limitation, controlling judicial interpretations and pronouncements issued by the SEC). If a legend is not required pursuant to the foregoing, the Company shall no later than two (2) Trading Days (or such earlier date as required pursuant to the 1934 Act or other applicable law, rule or regulation for the settlement of a trade initiated on the date Buyer delivers such legended certificate representing such Securities to the Company) following the delivery by the Buyer to the Company or the transfer agent (with notice to the Company) of a legended certificate representing such Securities (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer, if applicable), together with any other deliveries from Buyer as may be required above in this Section 5(d), as directed by Buyer, either: (A) provided that the Company’s transfer agent is participating in the DTC Fast Automated Securities Transfer Program (“FAST”) and such Securities are Conversion Shares, credit the aggregate number of shares of Common Stock to which Buyer shall be entitled to Buyer’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system or (B) if the Company’s transfer agent is not participating in FAST, issue and deliver (via reputable overnight courier) to Buyer, a certificate representing such Securities that is free from all restrictive and other legends, registered in the name of Buyer or its designee (the date by which such credit is so required to be made to the balance account of Buyer’s or Buyer’s designee with DTC or such certificate is required to be delivered to Buyer pursuant to the foregoing is referred to herein as the “Required Delivery Date”, and the date such shares of Common Stock are actually delivered without restrictive legend to Buyer or Buyer’s designee with DTC, as applicable, the “Share Delivery Date”). The Company shall be responsible for any transfer agent fees or DTC fees with respect to any issuance of Securities or the removal of any legends with respect to any Securities in accordance herewith.

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(e) FAST Compliance. While any Preferred Stock Shares remain outstanding, the Company shall maintain a transfer agent that participates in FAST.

(f) Registration Rights. Following the Closing, Buyer shall have customary demand registration rights, subject to applicable regulations and the terms and conditions of this Agreement.

6. CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

The obligation of the Company hereunder to issue and sell the Preferred Stock Shares to the Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, which the Company hereby certifies have all been satisfied or waived as of the signing of this Agreement:

(i) Buyer shall have executed this Agreement and each of the other Transaction Documents to which it is a party and delivered the same to the Company.

(ii) The representations and warranties of Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Date (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date), and Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by Buyer at or prior to the Closing Date.

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7. CONDITIONS TO BUYER’S OBLIGATION TO PURCHASE.

(a) The obligation of the Buyer hereunder to purchase the Preferred Stock Shares at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, which the Buyer hereby certifies have all been satisfied or waived as of the signing of this Agreement:

(i) The Company shall have duly executed and delivered to Buyer this Agreement and each of the Transaction Documents to which it is a party and the Company shall have duly executed and delivered to Buyer the Preferred Stock Shares, as being purchased by Buyer at the Closing pursuant to this Agreement.

(ii) The Company shall have delivered to Buyer a form of the Irrevocable Transfer Agent Instructions, in the form acceptable to Buyer, which instructions shall have been delivered to and acknowledged in writing by the Company’s transfer agent and shall remain in full force and effect until all Conversion Shares have been issued.

(iii) The Company shall have delivered to Buyer a certificate, in the form acceptable to Buyer, executed by the Secretary of the Company and dated as of the Closing Date, as to the resolutions consistent with Section 3(b) as adopted by the Company’s board of directors in a form reasonably acceptable to Buyer.

(iv) Each and every representation and warranty of the Company shall be true and correct as of the date when made and as of the Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date) and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required to be performed, satisfied or complied with by the Company at or prior to the Closing Date. Buyer shall have received a certificate, duly executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by Buyer in the form acceptable to Buyer.

(v) The Company shall have delivered to Buyer the Preferred Stock Shares.

(vi) The Common Stock (A) shall be designated for quotation or listed (as applicable) on the Trading Market and (B) shall not have been suspended, as of the Closing Date, by the SEC or the Trading Market from trading on the Trading Market nor shall suspension by the SEC or the Trading Market have been threatened, as of the Closing Date, either (i) in writing by the SEC or the Trading Market or (ii) by falling below the minimum maintenance requirements of the Trading Market.

(vii) The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities, including without limitation, those required by the Trading Market.

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(viii) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or Governmental Entity of competent jurisdiction that prohibits the consummation of any of the Transactions contemplated by the Transaction Documents.

(ix) The Company and its Subsidiaries shall have delivered to Buyer such other documents, instruments or certificates relating to the Transactions contemplated by this Agreement as Buyer or its counsel may reasonably request.

(b) The obligation of the Buyer hereunder to purchase the Preferred Stock Shares at the Closing is subject to the satisfaction, at or before the Closing Date, of the following condition:

The Filing Event shall have occurred, and the Company shall have provided to the Buyer a certified copy of the Certificate of Designation as filed with the Secretary of State of Delaware.

8. MISCELLANEOUS.

(a) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any provision of law or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or under any of the other Transaction Documents or with any Transaction contemplated hereby or thereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude the Buyer from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to Buyer or to enforce a judgment or other court ruling in favor of Buyer. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR UNDER ANY OTHER TRANSACTION DOCUMENT OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY.

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(b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

(c) Headings; Gender. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found.

(d) Expenses. Each party shall be responsible for its own out of pocket expenses incurred in connection with the preparation, negotiation and execution of this Agreement and all other Transaction Documents (which include, without limitation, the fees of counsel, auditors and other third-party professionals).

(e) Severability; Maximum Payment Amounts. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s). Notwithstanding anything to the contrary contained in this Agreement or any other Transaction Document (and without implication that the following is required or applicable), it is the intention of the parties that in no event shall amounts and value paid by the Company and/or any of its Subsidiaries (as the case may be), or payable to or received by any of Buyer, under the Transaction Documents (including without limitation, any amounts that would be characterized as “interest” under applicable law) exceed amounts permitted under any applicable law. Accordingly, if any obligation to pay, payment made to the Buyer, or collection by the Buyer pursuant the Transaction Documents is finally judicially determined to be contrary to any such applicable law, such obligation to pay, payment or collection shall be deemed to have been made by mutual mistake of Buyer, the Company and its Subsidiaries and such amount shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by the applicable law. Such adjustment shall be effected, to the extent necessary, by reducing or refunding, at the option of Buyer, the amount of interest or any other amounts which would constitute unlawful amounts required to be paid or actually paid to Buyer under the Transaction Documents. For greater certainty, to the extent that any interest, charges, fees, expenses or other amounts required to be paid to or received by Buyer under any of the Transaction Documents or related thereto are held to be within the meaning of “interest” or another applicable term to otherwise be violative of applicable law, such amounts shall be pro-rated over the period of time to which they relate.

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(f) Entire Agreement; Amendments. This Agreement, the other Transaction Documents and the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein supersede all other prior oral or written agreements between the Buyer, the Company, its Subsidiaries, their affiliates and Persons acting on their behalf, including, without limitation, any transactions by the Buyer with respect to Common Stock or the Securities, and the other matters contained herein and therein, and this Agreement, the other Transaction Documents, the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein contain the entire understanding of the parties solely with respect to the matters covered herein and therein; provided, however, nothing contained in this Agreement or any other Transaction Document shall (or shall be deemed to) (i) have any effect on any agreements the Buyer has entered into with, or any instruments the Buyer has received from, the Company or any of its Subsidiaries prior to the date hereof with respect to any prior investment made by Buyer in the Company or (ii) waive, alter, modify or amend in any respect any obligations of the Company or any of its Subsidiaries, or any rights of or benefits to the Buyer or any other Person, in any agreement entered into prior to the date hereof between or among the Company and/or any of its Subsidiaries and any Buyer, or any instruments the Buyer received from the Company and/or any of its Subsidiaries prior to the date hereof, and all such agreements and instruments shall continue in full force and effect. Except as specifically set forth herein or therein, neither the Company nor the Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. For clarification purposes, the Recitals are part of this Agreement. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Buyer, and any amendment to any provision of this Agreement made in conformity with the provisions of this Section 8(f) shall be binding on the Buyer and holders of Securities, as applicable; provided that no such amendment shall be effective to the extent that it (A) applies to less than all of the holders of the Securities then outstanding or (B) imposes any obligation or liability on the Buyer without Buyer’s prior written consent (which may be granted or withheld in Buyer’s sole discretion); and provided further that the provisions of Sections 4 above cannot be amended or waived without the additional prior written approval of the Buyer or its successor. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party, provided that the Buyer may waive any provision of this Agreement, and any waiver of any provision of this Agreement made in conformity with the provisions of this Section 8(f) shall be binding on all Buyer and holders of Securities, as applicable, provided that no such waiver shall be effective to the extent that it (1) applies to less than all of the holders of the Securities then outstanding (unless a party gives a waiver as to itself only) or (2) imposes any obligation or liability on the Buyer without Buyer’s prior written consent (which may be granted or withheld in Buyer’s sole discretion). No consideration (other than reimbursement of legal fees) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all of the parties to the Transaction Documents and all holders of the Preferred Stock Shares. The Company has not, directly or indirectly, made any agreements with the Buyer relating to the terms or conditions of the Transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents. Without limiting the foregoing, the Company confirms that, except as set forth in this Agreement, Buyer has not made any commitment or promise or has any other obligation to provide any financing to the Company, any Subsidiary or otherwise. As a material inducement for the Buyer to enter into this Agreement, the Company expressly acknowledges and agrees that (x) no due diligence or other investigation or inquiry conducted by the Buyer, any of its advisors or any of its representatives shall affect Buyer’s right to rely on, or shall modify or qualify in any manner or be an exception to any of, the Company’s representations and warranties contained in this Agreement or any other Transaction Document and (y) unless a provision of this Agreement or any other Transaction Document is expressly preceded by the phrase “except as disclosed in the SEC Documents,” nothing contained in any of the SEC Documents shall affect Buyer’s right to rely on, or shall modify or qualify in any manner or be an exception to any of, the Company’s representations and warranties contained in this Agreement or any other Transaction Document.

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(g) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by electronic mail (provided that such sent email is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient’s email server that such e-mail could not be delivered to such recipient); or (iii) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The mailing addresses and e-mail addresses for such communications shall be:

If to the Company:

Safety Shot, Inc.

1061 E. Indiantown Rd., Ste 110
Jupiter, FL 33477
Telephone: (561) 244-7100
Attention: Jarrett Boon, Chief Executive Officer
E-Mail:

With a copy (for informational purposes only) to:

Lucosky Brookman, LLP
101 Wood Avenue South
Fifth Floor
Wood Bridge, NJ 08830
Telephone: (732) 395-4400
Attention: Joseph Lucosky
E-Mail:

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If to the Buyer, to its mailing address and e-mail address set forth on the Schedule of Buyer, with copies to Buyer’s representatives as set forth on the Schedule of Buyer, with a copy (for informational purposes only) to:

Morrison Cohen LLP

909 Third Avenue, 27th Floor

New York, New York 10022

Attention: Jason P. Gottlieb

Email:

or to such other mailing address and/or e-mail address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change, provided that Morrison Cohen LLP shall only be provided copies of notices sent to Buyer. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s e-mail containing the time, date and recipient’s e-mail or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by e-mail or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(h) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Preferred Stock Shares. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Buyer, including, without limitation, by way of a Fundamental Transaction (as defined in the Preferred Stock Shares). A Buyer may assign some or all of its rights hereunder in connection with any transfer of any of its Securities without the consent of the Company, in which event such assignee shall be deemed to be a Buyer hereunder with respect to such assigned rights.

(i) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, other than the Indemnitees (as defined below) referred to in Section 8(l).

(j) Survival. The representations, warranties, agreements and covenants shall survive the Closing. The Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

(k) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the Transactions contemplated hereby.

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(l) Indemnification.

In consideration of the Buyer’s execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless the Buyer and each holder of any Securities and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the Transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (i) any misrepresentation or breach of any representation or warranty made by the Company or any Subsidiary in this Agreement or any of the Transaction Documents, (ii) any breach of any covenant, agreement or obligation of the Company or any Subsidiary contained in this Agreement or any of the Transaction Documents or (iii) any cause of action, suit, proceeding or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company or any Subsidiary) or which otherwise involves such Indemnitee that arises out of or results from (A) the execution, delivery, performance or enforcement of any of the this Agreement or any of the Transaction Documents, (B) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, (C) any disclosure properly made by Buyer pursuant to Section 4(k), or (D) the status of Buyer or holder of the Securities either as an investor in the Company pursuant to the Transactions contemplated by the Transaction Documents or as a party to this Agreement (including, without limitation, as a party in interest or otherwise in any action or proceeding for injunctive or other equitable relief). To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

(m) Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. No specific representation or warranty shall limit the generality or applicability of a more general representation or warranty. Each and every reference to share prices, shares of Common Stock and any other numbers in this Agreement that relate to the Common Stock shall be automatically adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions that occur with respect to the Common Stock after the date of this Agreement. Notwithstanding anything in this Agreement to the contrary, for the avoidance of doubt, nothing contained herein shall constitute a representation or warranty against, or a prohibition of, any actions with respect to the borrowing of, arrangement to borrow, identification of the availability of, and/or securing of, securities of the Company in order for Buyer (or its broker or other financial representative) to effect short sales or similar transactions in the future.

(n) Remedies. The Buyer and in the event of assignment by Buyer of its rights and obligations hereunder, each holder of Securities, shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The Company therefore agrees that the Buyer shall be entitled to specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security. The remedies provided in this Agreement and the other Transaction Documents shall be cumulative and in addition to all other remedies available under this Agreement and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief).

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(o) Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever the Buyer exercises a right, election, demand or option under a Transaction Document and the Company or any Subsidiary does not timely perform its related obligations within the periods therein provided, then Buyer may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

(p) Payment Set Aside; Currency. To the extent that the Company makes a payment or payments to the Buyer hereunder or pursuant to any of the other Transaction Documents or if the Buyer enforces or exercises its rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred. Unless otherwise expressly indicated, all dollar amounts referred to in this Agreement and the other Transaction Documents are in United States Dollars (“U.S. Dollars”), and all amounts owing under this Agreement and all other Transaction Documents shall be paid in U.S. Dollars or other digital assets as stipulated herein. All amounts denominated in other currencies (if any) shall be converted into the U.S. Dollar equivalent amount in accordance with the Exchange Rate on the date of calculation. “Exchange Rate” means, in relation to any amount of currency to be converted into U.S. Dollars pursuant to this Agreement, the U.S. Dollar exchange rate as published in the Wall Street Journal on the relevant date of calculation.

(q) Judgment Currency.

(i) If for the purpose of obtaining or enforcing judgment against the Company in connection with this Agreement or any other Transaction Document in any court in any jurisdiction it becomes necessary to convert into any other currency (such other currency being hereinafter in this Section 8(q) referred to as the “Judgment Currency”) an amount due in US Dollars under this Agreement, the conversion shall be made at the Exchange Rate prevailing on the Trading Day immediately preceding:

(1) the date actual payment of the amount due, in the case of any proceeding in the courts of New York or in the courts of any other jurisdiction that will give effect to such conversion being made on such date; or

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(2) the date on which the foreign court determines, in the case of any proceeding in the courts of any other jurisdiction (the date as of which such conversion is made pursuant to this Section 8(q)(i)(2) being hereinafter referred to as the “Judgment Conversion Date”).

(ii) If in the case of any proceeding in the court of any jurisdiction referred to in Section 8(q)(i)(2) above, there is a change in the Exchange Rate prevailing between the Judgment Conversion Date and the date of actual payment of the amount due, the applicable party shall pay such adjusted amount as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the Exchange Rate prevailing on the date of payment, will produce the amount of US Dollars which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial order at the Exchange Rate prevailing on the Judgment Conversion Date.

(iii) Any amount due from the Company under this provision shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of this Agreement or any other Transaction Document.

(r) Independent Nature of Buyer’s Obligations and Rights. The Company and Buyer confirms that Buyer has independently participated with the Company and its Subsidiaries in the negotiation of the Transaction contemplated hereby with the advice of its own counsel and advisors. Buyer shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents. The use of a single agreement to effectuate the purchase and sale of the Securities contemplated hereby was solely in the control of the Company, not the action or decision of the Buyer, and was done solely for the convenience of the Company and its Subsidiaries and not because it was required or requested to do so by the Buyer.

[signature pages follow]

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IN WITNESS WHEREOF, Buyer and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

COMPANY:

SAFETY SHOT, INC.

By:	/s/ Jarrett Boon
Name:	Jarrett Boon
Title:	Chief Executive Officer

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, Buyer and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

BUYER:

LUCKY DOG HOLDINGS

By:	/s/ Mitchell Rudy
Name:	Mitchell Rudy
Title:	Director

[Signature Page to Securities Purchase Agreement]

EXHIBIT A

CERTIFICATE OF DESIGNATION

(ATTACHED)